                                                                    EXHIBIT 4.26

================================================================================



               This Supplemental Indenture is, among other things,
                             A MORTGAGE OF CHATTELS



                         Southern California Gas Company



                                       TO



                     Wells Fargo Bank, National Association
                        (formerly American Trust Company)

                                     TRUSTEE


                                ----------------


                             SUPPLEMENTAL INDENTURE
                   To Original Indenture dated October 1, 1940


                                ----------------


                           DATED AS OF AUGUST 15, 1983



================================================================================

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

PARTIES ...................................................................   1

RECITALS:
   Execution of Original Indenture and Supplements thereto ................   1
   Recording of Original Indenture and Supplements thereto ................   1
   Bonds heretofore issued ................................................   2
   Creation of Series Q due 1993 ..........................................   2
   Lien on After Acquired Property ........................................   3
   Purpose of Supplemental Indenture ......................................   3
   Fulfillment of conditions precedent ....................................   4
   Consideration and Authorization ........................................   4

GRANTING CLAUSES:
   Real Property in California counties specified in Schedule A ...........   5
   Plant, system and utilities in specified counties and elsewhere ........   5
   Other properties now or hereafter owned ................................   6
   Excepted properties ....................................................   7

HABENDUM AND DECLARATION OF TRUST .........................................   7

                                    ARTICLE I
               AMOUNT, FORM, NUMBERING, DENOMINATION, TRANSFER AND
                    EXCHANGE OF BONDS OF SERIES Q DUE 1993.

SECTION 1.01.  Authorization amount of bonds of Series Q, due 1993 ........   8

SECTION 1.02.  Bonds of Series Q due 1993; issuable as fully registered
                 bonds; form of registered bonds and certificate ..........   8

SECTION 1.03.  Exchangeability of bonds ...................................  13
SECTION 1.04.  Offices or agencies for payment, registration, transfer and exchange of bonds of Series Q, due 1993 ..................  14

SECTION 1.05.  Certain conditions as to transfer, etc. of bonds of
                 Series Q, due 1993 .......................................  14

                                                                            Page
                                                                            ----
                                   ARTICLE II
                       INTEREST, MATURITY DATE, REDEMPTION
                          AND CERTAIN OTHER PROVISIONS

SECTION 2.01.  Interest rate, maturity date and places and medium of payment ..................................................  14

SECTION 2.02   Redemption of bonds of Series Q, due 1993 ..................  14

SECTION 2.03   Renewal Fund for bonds of Series Q, due 1993 ...............  16

SECTION 2.04   Other provisions of bonds of Series Q, due 1993 ............  16

                                   ARTICLE III
                                SUNDRY PROVISIONS

SECTION 3.01.  Trustee not responsible for recitals; recordation of
                 Supplemental Indenture as required by law ................  16

SECTION 3.02   Date of Supplemental Indenture and bonds of Series Q,
                 due 1993, are dates of identification ....................  16

SECTION 3.03.  Supplemental Indenture deemed to be part of Original
                 Indenture ................................................  17

SECTION 3.04.  Trustee accepts trusts on same terms expressed in
                 Original Indenture .......................................  17

SECTION 3.05.  Execution of Supplemental Indenture in counterpart .........  17

TESTIMONIUM ...............................................................  18

SIGNATURE AND SEALS .......................................................  18

ACKNOWLEDGEMENTS ..........................................................  19

Schedule A ................................................................  21

               This Supplemental Indenture is, among other things,
                              A MORTAGE OF CHATTELS

      THIS SUPPLEMENTAL INDENTURE, dated as of August 15, 1983, made and entered into in the City of Los Angeles, State of California by and between SOUTHERN CALIFORNIA GAS COMPANY, a corporation duly organized and existing under the laws of the State of California, and having its principal place of business in the City of Los Angeles, State of California (hereinafter sometimes called the "Corporation"), and WELLS FARGO BANK, NATIONAL ASSOCIATION (formerly AMERICAN TRUST COMPANY), a national banking association duly organized and existing under and by virtue of the laws of the United States of America, and having its principal place of business in the City and County of San Francisco, California (hereinafter sometimes called the "Trustee").

                                   WITNESSETH:

      WHEREAS, the Corporation has executed and delivered to the Trustee a certain Indenture (hereinafter sometimes called the "Original Indenture") dated October 1, 1940, to secure bonds of the Corporation designated generally as its "First Mortgage Bonds" to be issued from time to time in one or more series, any of which series may vary from any other as to certain particulars specified in
Section 2.01 of the Original Indenture, and the Corporation has executed and delivered to the Trustee Supplemental Indentures dated, respectively, as of July 1, 1947, May 1, 1948, June 1, 1950, April 1, 1952, August 1, 1955, June 1, 1956,
December 1, 1956, July 1, 1957, October 1, 1959, July 1, 1963, September 1, 1964, June 1, 1965, December 1, 1966, October 1, 1970, August 1, 1972, September 1, 1972, October 1, 1974, May 1, 1976, October 1, 1977, November 1, 1979,
February 1, 1981, September 15, 1981, and April 1, 1982 supplementing and amending the Original Indenture (the Original Indenture together with this Supplemental Indenture and all other supplemental indentures being herein collectively sometimes referred to as the "Indenture"); and

      WHEREAS, the Original Indenture and said Supplemental Indentures dated, respectfully, as of July 1, 1947, May 1, 1948, June 1, 1950, April 1, 1952 and August 1, 1955, are recorded in the office of the County Recorder of each of the Counties listed below in the Official Records thereof, as stated in said Supplemental Indenture dated as of June 1, 1956; said Supplemental Indentures dated, respectively, as of June 1, 1956 and December 1, 1956, are so recorded as stated in said Supplemental Indenture dated as of July 1, 1957; said Supplemental Indenture dated as of July 1, 1957 and each subsequently dated said Supplemental Indenture (other than said Supplemental Indenture dated April 1, 1982) is so recorded as stated in said Supplemental Indenture dated as of the next succeeding date; and said Supplemental Indenture dated as of April 1, 1982 is recorded in the offices of the County Recorders in the Counties of the State of California, as follows:

    COUNTY                         REFERENCE                           DATE
    ------                         ---------                           ----
Fresno            Official Records, Book 7885, Pages 610-634      April 2, 1982
Imperial          Official Records, Book 1482, Pages 1531-1555    April 2, 1982
Kern              Official Records, Book 5449, Pages 772-796      April 2, 1982
Kings             Official Records, Book 1227, Pages 883-907      April 2, 1982
Los Angeles       Official Records, Document 82-355255            April 5, 1982
Orange            Official Records, Document 82-117327            April 5, 1982
Riverside         Official Records, Document 56992                April 5, 1982
San Bernardino    Official Records, Document 82-065506            April 5, 1982
San Diego         Official Records, Book 1982, Pages 813-837      April 2, 1982
San Luis Obispo   Official Records, Vol 2398, Pages 388-412       April 2, 1982
Santa Barbara     Official Records, Document 82-13400             April 2, 1982
Tulare            Official Records, Vol. 3952, Pages 481-505      April 2, 1982
Ventura           Official Records, Document 031824               April 2, 1982

      WHEREAS, bonds of the Corporation of eleven (11) series designated, respectively, as its "First Mortgage Bonds, Series E. due 1988", "First Mortgage Bonds, Series F, due 1989, "First Mortgage Bonds, Series G, due 1991", "First Mortgage Bonds, Series H, due 1995", "First Mortgage Bonds, Series I, due 1997", "First Mortgage Bonds, Series K, due 1996", "First Mortgage Bonds, Series L, due 1997", "First Mortgage Bonds, Series M, due 1999", "First Mortgage Bonds, Series N, due 2001", "First Mortgage Bonds, Series O, due 2001" and "First Mortgage Bonds, Series P, due 1992" are outstanding as a part of the First Mortgage Bonds referred to in the Original Indenture, each series of bonds, unless and until the taking of further appropriate action by the Board of Directors of the Corporation, being without limitation as to aggregate authorized principal amount; and

      WHEREAS, pursuant to the provisions of Sections 2.01 and 2.02 of the Original Indenture, the Board of Directors of the Corporation has, by resolution duly adopted and delivered to the Trustee, created, as a part of the First Mortgage Bonds referred to in the Original Indenture, a new series of bonds designated "First Mortgage Bonds Series Q, due 1993" (herein sometimes called "bonds of Series Q"), to be of the form, terms and provisions provided in that resolution and herein, which new series of bonds, unless and until the taking of further appropriate action by Board of Directors of the Corporation, is to be without limitation as to aggregate authorized principal amount and of which series bonds in the aggregate principal amount of $90,000,000 are to be presently issued; and

      WHEREAS, it is provided in the Original Indenture that all the business, franchises and properties, real, personal, and mixed, of every kind and nature whatsoever and wheresoever situate, which might thereafter be acquired by the Corporation, shall be as fully embraced within the lien thereof as if said properties were owned by the Corporation at the date of the Original Indenture and were particularly described therein and specifically conveyed thereby, excepting certain properties expressly excepted by the provisions thereof; and

      WHEREAS, subsequent to the execution of the Original Indenture the Corporation has acquired properties hereinafter mentioned or referred to, all of which properties, upon the acquisition thereof by the Corporation, became and now are subject to the lien, operation and effect of the Original Indenture by virtue of the after-acquired property clause or other clauses thereof; but the Corporation, nevertheless, desires to execute, acknowledge, deliver and cause to be recorded this Supplemental Indenture for the purposes, among others, of expressly and specifically subjecting such after-acquired properties to the lien of the Original Indenture as supplemented and of further assuring and confirming the lien of the Original Indenture as supplemented on all of the properties of every kind and character, whether real or personal and regardless of the date of acquisition thereof by the Corporation, intended to be subjected to the lien thereof; and

      WHEREAS, under the provisions of Section 2.02 and 16.01 of the Original Indenture the Corporation and the Trustee are authorized to execute and deliver an indenture supplemental to the Original Indenture (i) to set forth the particulars, permitted by Section 2.01 of the Original Indenture, as to which the bonds of Series Q are to vary from the bonds of the other series of said First Mortgage Bonds, and (ii) for any purpose not inconsistent with the terms of the Indenture; and

      WHEREAS, for and in consideration of the premises the Corporation desires to execute this Supplemental Indenture; and

      WHEREAS, the making, executing, delivering and recording of this Supplemental Indenture have been duly authorized by proper corporate action of the Corporation; and

      WHEREAS, the execution and delivery of this Supplemental Indenture have been authorized by the Public Utilities Commission of the State of California;

      NOW, THEREFORE, in consideration of the premises and of the sum of one dollar ($1), lawful money of the United States of America, duly paid by the Trustee to the Corporation, and of other good and valuable consideration, receipt of which is hereby acknowledged, and in order (a) to set forth or specify (i) the form of the fully registered bonds of Series Q and the form of the certificate to be endorsed on all bonds of said series, and (ii) the terms and provisions of the bonds of Series Q, including the particulars thereof which vary from the bonds of the other series of said First Mortgage Bonds, and (b) further to secure the payment of both the principal of and interest on the bonds of the Corporation now or at any time hereafter outstanding under the Original Indenture and/or any indenture supplemental thereto, including specifically, but without limitation, all of said First Mortgage Bonds now outstanding and said $90,000,000 aggregate principal amount of bonds of Series Q, according to their tenor and effect, and further to secure the observance and performance of all of the covenants, agreements and conditions contained in the Original Indenture or in any indenture supplemental thereto, and without in any way limiting the generality or effect of the Indenture insofar as by any provision thereof any of the property therein or hereafter described or referred to is now subject or intended to be subject to the lien and operation thereof, but to such extent confirming such lien and operation, the Corporation has executed and delivered this Supplemental Indenture and has granted, bargained, sold, released, conveyed, mortgaged, assigned, transferred, pledged, set over and confirmed, and does hereby grant, bargain, sell, release, convey, mortgage, assign, transfer, pledge, set over and confirm unto Wells Fargo Bank, National Association, the Trustee, and to its successor or successors in the trust created by the Original Indenture and/or any indenture supplemental thereto, and to its and their assigns, forever, with power of sale, subject, to the extent applicable by the terms of the Indenture to any of the properties hereinafter referred to or described, to the exceptions (other than exception (f) set forth on page 67 of the Original Indenture and reading as follows: "(f) Any gas and/or oil acreage, gas and/or oil wells, gas and/or oil reserves, or gas and/or oil leaseholds hereafter acquired by the Corporation, or any property or equipment now or hereafter owned by the Corporation and used for the development of gas and/or oil acreage or for the drilling for or reduction of gas and/or oil from such acreage"; which exception (f) is expressly made inapplicable to certain parcels of property specified in the granting clauses of said Supplemental Indentures dated respectively as of June 1, 1956, July 1, 1957, October 1, 1959, July 1, 1963, September 1, 1964, December 1, 1966, October 1, 1970, September 1, 1972, October 1, 1974, May 1, 1976, October 1, 1977, November 1, 1979, February 1, 1981, September 15, 1981 and April 1, 1982), reservations, conditions, terms and provisions provided in the Indenture with respect to properties subject or intended to be subject thereto, all of the properties and assets of the Corporation, real, personal and mixed, of every kind and character, whether now or hereafter owned by the Corporation and wheresoever situated, including, without in any way limiting or modifying the generality or effect of the foregoing, all and singular, the following properties:

      FIRST: All of the lots, pieces and parcels of land and rights or interests in real property situate in the Counties in the State of California, specifically described and mentioned or enumerated in Schedule A attached hereto, to which reference is hereby made and the same is made a part hereof with the same force and effect as if the same were here set forth at length.

      SECOND: All and singular the plants, properties, equipment, real and personal property, estates, interests, goodwill, generating, transmission, feeding, storing, and distribution systems, and utilities of the Corporation situate in the Counties of Fresno, Imperial, Kern, Kings, Los Angeles, Orange, Riverside, San Bernardino, San Diego, San Luis Obispo, Santa Barbara, Tulare and Ventura, and elsewhere, in the

State of California, with all and singular the franchises, ordinances, grants, easements, licenses, powers, immunities, permits, privileges, appurtenances, tenements and other rights and property thereunto appertaining or belonging, as the same now exist and as the same and any and all parts thereof may hereafter exist or be improved, added to, enlarged, extended or acquired in said counties or elsewhere in said state or any other state or states.

      THIRD: All other property, real, personal and mixed, of every kind, nature and description (including, without in any way limiting the effect or the generality hereof, all facilities; all stocks, bonds and other securities from time to time conveyed, assigned, transferred, mortgaged or pledged on behalf of the Corporation, or with its consent, to the Trustee in the manner and for the purposes as provided in the Indenture; all gas manufacturing plants, boilers, engines, compressors, motors, pumps, generators, gasholders, tanks, appliances, oil storage facilities, gas storage facilities, wells, buildings, structures, plants, works and other improvements; all gas transmission and distributing lines and systems; all meters and regulators and all other apparatus, machinery, appliances, tools, furniture, fixtures, supplies, facilities and utilities and other personal property; or any right or interest in any thereof; all business and goodwill, rights, consents, franchises, ordinances, licenses, agreements, contracts, permits, easements, rights of way, leases and leasehold interests; powers, grants, privileges and immunities to construct, operate and maintain lines and other facilities or properties for conveying gas or other commodities or utilities for any purpose or purposes through, under and or public streets or highways, or public or private places or property; all reversions, remainders, tolls, incomes, revenues, earnings, rents, issues and profits of any property, real, personal and mixed; and all other classes and types of property described or referred to in the Original Indenture, or any indenture supplemental thereto), now or hereafter owned, held, possessed, acquired or enjoyed by or in any manner conferred upon or appertaining to the Corporation, including the interest of the Corporation now or hereafter owned by it, together with all and singular the tenements, hereditaments, and appurtenances belonging or in any way appertaining to each and every part of any and all property subject or intended to be subject to the lien and operation of the Original Indenture as supplemented, and the reversion and reversions, remainder and remainders, tolls, incomes, revenues, earnings, rents, issues and profits thereof.

      SAVING AND EXCEPTING, however, from the property hereby mortgaged, conveyed in trust and/or pledged, all property, whether now owned by the Corporation or hereafter acquired by it, expressly saved and excepted from the lien of the Indenture and therein referred to as the "excepted property" (except as otherwise expressly provided with respect to exception (f) of said "excepted property"), unless and until, upon the occurrence of an event of default under the Indenture, the Trustee, or any receiver appointed thereunder, shall take possession of any or all of such excepted property.

      TO HAVE AND TO HOLD in trust with power of sale for the equal and proportionate benefit and security of all holders of bonds of the Corporation, now or hereafter outstanding under the Indenture as from time to time in effect, and for the enforcement and payment of said bonds and interest thereon when payable, and the performance of and compliance with the covenants and conditions of the Indenture as from time to time in effect, without any preference, distinction or priority as to lien or otherwise of any of said bonds over any others thereof by reason of the difference in the time of the actual issue, sale or negotiation thereof, or for any other reason whatsoever, except as otherwise expressly provided in the Indenture as from time to time in effect, so that each and every such bond shall, subject to the terms thereof, be equally and proportionately secured by said lien, as if such bond had been made, executed, delivered, sold and negotiated simultaneously with the execution and delivery of the Original Indenture.

      IT IS HEREBY COVENANTED, DECLARED AND AGREED by and between the parties hereto that all such bonds are issued, authenticated and delivered, or are to be issued, authenticated and delivered, and that all property subject, or to become subject, to the Original Indenture, including any indenture supplemental thereto, is to be held, subject to the covenants, conditions, uses and trusts therein set forth.

      It is hereby further stipulated and provided:

                                    ARTICLE I

                     AMOUNT, FORM, NUMBERING, DENOMINATION,
                         TRANSFER AND EXCHANGE OF BONDS
                             OF SERIES Q DUE 1993.

      SECTION 1.01. The bonds of Series Q may be issued at any time or from time to time upon and subject to the terms and provisions of the Indenture. Unless and until the taking of further appropriate action by the Board of Directors of the Corporation the bonds of said Series shall be without limitation as to aggregate authorized principal amount.

      SECTION 1.02. The bonds of Series Q shall be issued only as fully registered bonds without coupons. The fully registered bonds without coupons and the certificate of authentication to be endorsed on all bonds of said Series, shall be substantially in the following form:

          (FORM OF REGISTERED BOND WITHOUT COUPONS, SERIES Q, DUE 1993)

                         SOUTHERN CALIFORNIA GAS COMPANY
            (Incorporated under the laws of the State of California)

                     FIRST MORTGAGE BOND, SERIES Q, DUE 1993
                                    (12 1/4%)

No. ____________                                                  $ ___________

      SOUTHERN CALIFORNIA GAS COMPANY, a corporation organized and existing under the laws of the State of California (hereinafter called the "Corporation", which term shall include any successor corporation, as defined in the Indenture hereinafter referred to), for value received, hereby promises to pay to ________________, or registered assigns, the sum of _________________________
DOLLARS in lawful money of the United States of America, on the fifteenth day of August, 1993, and to pay interest thereon to the registered owner hereof from the date of this bond, at the rate of 12 1/4% per annum in like lawful money, payable semi-annually, on the fifteenth days of February and August in each year, commencing February 15, 1984, until the Corporation's obligation with respect to the payment of such principal shall be discharged as provided in the Indenture hereinafter mentioned. Both the principal of and interest on this bond will be paid at the principal office of Wells Fargo Bank, National Association, or its successor trustee under said Indenture, in the City and County of San Francisco, State of California, or, at the option of the registered owner hereof, principal will be paid at the office or agency of the Corporation in the City of New York, State of New York.

      The provisions of this bond are continued on the reverse hereof and such continued provisions shall for all purposes have the same effect as though fully set forth at this place.

      IN WITNESS WHEREOF, SOUTHERN CALIFORNIA GAS COMPANY has caused this bond to be signed in its corporate name by its authorized officer and its corporate seal to be hereto affixed and attached by its Secretary or an Assistant Secretary.

      Dated as of _________________, 19____

                                SOUTHERN CALIFORNIA GAS COMPANY


                                   By
                                   ---------------------------------------
                                         Vice-President and Controller

(CORPORATE SEAL)

ATTEST:


-------------------------
       Secretary


                 (REVERSE SIDE - FORM OF REGISTERED BOND WITHOUT
                          COUPONS, SERIES Q, DUE 1993)

      This bond is one of a duly authorized issue of bonds of the Corporation (herein called the "bonds"), of the series hereinafter specified, all issued and to be issued under and all equally and ratably secured by a mortgage and deed of trust dated October 1, 1940, executed by the Corporation to Wells Fargo Bank, National Association (formerly American Trust Company), as Trustee, to which mortgage and deed of trust and all indentures supplemental thereto, including Supplemental Indentures dated, respectively, as of July 1, 1947, August 1, 1955, June 1, 1956, December 1, 1956, June 1, 1965,
August 1, 1972, May 1, 1976 and September 15, 1981 (hereinafter collectively referred to as the "Indenture"), reference is hereby made for a description of the property conveyed in trust, mortgaged and pledged, the nature and extent of the security, the rights of the registered owners of the bonds and of the Trustee or trustees in respect thereof, the terms and conditions upon which the bonds are, and are to be, secured and the circumstances under which additional bonds may be issued. The bonds may be issued for various principal sums, and may be issued in series, which may mature at different times, may bear interest at different rates and may otherwise vary as in the Indenture provided. This bond is one of a series designated as the "First Mortgage Bonds, Series Q, due 1993" (herein called "bonds of Series Q") of the Corporation, issued under and secured by the Indenture.

      As provided in the Indenture, by any indenture or indentures supplemental thereto executed by the Corporation and the Trustee and consented to by the holders of not less than two-thirds (2/3) in principal amount of the bonds at the time outstanding, and, in case one or more, but less than all, of the series of bonds then outstanding are affected by such supplemental indenture, consented to by the holders of at least two-thirds (2/3) in principal amount of the bonds of each series so affected, the Indenture or any indenture supplemental thereto, and the rights and obligations of the Corporation and the holders of bonds, may be modified or altered from time to time, as provided in the Indenture; provided, however, (a) that the right of any holder of any bond to receive payment of the principal of and interest on such bond, on or after the respective due dates expressed in such bond, or to institute suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected by any such supplemental indenture without the consent of such holder, and (b) that no such modification or alteration shall reduce the proportions of bondholders' consents required as aforesaid: such proportions to be determined in each case as provided in each case as provided in the Indenture.

      The bonds of Series Q are entitled to the benefits of the Renewal Fund as provided in the Indenture.

      The bonds of Series Q are subject to redemption at any time prior to maturity at the option of the Corporation, either as a whole or in part, or through operation of the Renewal Fund, upon payment of the applicable redemption prices referred to hereunder. The redemption prices of the bonds of Series Q during the respective twelve-month periods beginning August 15 in each of the years mentioned below, are set forth in the following table in each case stated as a percentage of principal amount plus in each case accrued interest to the date fixed for redemption.

      Year  Redemption Price        Year  Redemption Price
      ----  ----------------        ----  ----------------
      1983       112.25%            1988       103.50%
      1984       110.50             1989       101.75
      1985       108.75             1990       100.00
      1986       107.00             1991       100.00
      1987       105.25             1992       100.00

Notwithstanding the foregoing, none of the bonds of Series Q may be redeemed prior to August 15, 1988 directly or indirectly from the proceeds of or in anticipation of any refunding operation involving the incurring of debt which has an interest cost to the Corporation of less than 12.333% per annum.

      Notice of redemption shall be given by publication once in each of three separate calendar weeks in one daily newspaper printed in the English language of general circulation in the Borough of Manhattan, City and State of New York, and in one similarly printed daily newspaper of general circulation in the City and County of San Francisco, California (the first of such publications to be not less than thirty and not more than sixty days before the redemption date), or, notice of any such redemption may be mailed to the registered owners of the bonds to be redeemed not less than thirty nor more than sixty days before the redemption date), or, notice of any such redemption may be mailed to the registered owners of the bonds to be redeemed not less than thirty nor more than sixty days before the redemption date, in lieu of such notice being given by publication, all subject to the conditions and as more fully set forth in the Indenture, including (1) the condition that failure to give notice of any such redemption by mail, if required, or any defect therein or in the mailing thereof shall not affect the validity of the proceedings for the redemption of any bonds so to be redeemed if notice by publication, if required, is duly given and (2) the condition that, if any notice of redemption of bonds shall state that it is subject to receipt by or for the account of the Trustee on or before the date fixed for redemption of moneys applicable to and sufficient for such redemption, such bonds shall not become due and payable by virtue of such notice unless such moneys shall be held by or for the account of the Trustee on or before the date fixed for redemption. If this bond or any portion hereof is called for redemption and payment duly provided as specified in the Indenture, interest shall cease to accrue on this bond or such portion hereof from and after the date fixed for such redemption.

      In case an event of default, as defined in the Indenture, shall occur, the principal of all bonds then outstanding under the Indenture may be declared or become due and payable upon the conditions and in the manner and with the effect provided in the Indenture.

      This bond is transferable by the registered owner hereof at the office or agency of the Corporation in said City and County of San Francisco, in said City of Los Angeles, in the Borough of Manhattan, City of New York and in such other place or places as the Corporation may designate at any time or from time to time, and thereupon a new fully registered bond or bonds of said series, without coupons, of authorized denomination or denominations, of a like aggregate principal amount, will be issue to the transferee or transferees in exchange for this bond and at any of said offices or agencies for a like aggregate principal amount of other such fully registered bonds of authorized denominations; all in the manner and subject to the conditions as provided in the Indenture.

      No recourse shall be had for the payment of the principal of or the interest on this bond or for any claim based hereon or on the Indenture or any indenture supplemental thereto, against any incorporator, stockholder, director or officer, past, present or future, of the Corporation, or of any predecessor or successor corporation, either directly or through the Corporation, or any such predecessor or successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty, or otherwise, all such liability being waived and released by every registered owner hereof by the acceptance of this bond and as part of the consideration for the issue hereof, and being likewise waived and released by the terms of the Indenture.

      This bond shall not become valid or obligatory for any purpose or be entitled to any benefit under the Indenture until Wells Fargo Bank, National Association, or its successor as Trustee under the Indenture, or an authenticating agent, shall have signed the form of certificate endorsed hereon.

                     [FORM OF CERTIFICATE OF AUTHENTICATION]

                                   CERTIFICATE

      This bond is one of the bonds of the series designated therein, described in the within-mentioned Indenture.

         WELLS FARGO BANK,             or              BANKERS TRUST
      NATIONAL ASSOCIATION,                               COMPANY,
             Trustee                                Authenticating Agent


By                                          By
   -----------------------------                -----------------------------
        Authorized Officer                            Authorized Officer

      The bonds of Series Q may contain or have imprinted thereon such provisions or specifications not inconsistent with the Indenture as may be required to comply with the rules of any stock exchange or any federal or state authority or commission, or to comply with usage with respect thereto, and may bear such other appropriate endorsements or notations as are authorized or permitted by the Indenture.

      The fully registered bonds of Series Q shall be issuable in denominations of $1,000 and any multiple of $1,000 and shall be dated as provided in paragraph 1 of Section 2.01 of the Original Indenture. The definitive bonds of Series Q shall be numbered in such manner as the Corporation shall at any time or from time to time determine.

      SECTION 1.03. In the manner and subject to certain conditions and limitations specified herein and in the Indenture, bonds of Series Q may be exchanged without a service charge for a like aggregate principal amount of such bonds of Series Q of other authorized denomination or denominations.

      SECTION 1.04. The Corporation shall maintain in the City and County of San Francisco, and in the City of Los Angeles, State of California, and also in the Borough of Manhattan, City of New York, State of New York, and in such other place or places as the Corporation may designate at any time or from time to time, an office or agency where bonds of Series Q may be presented for payment, registration, transfer and exchange as provided therein or in the Indenture. Such office or agency in the City and County of San Francisco shall be the principal office of the Trustee and such office or agency in the City of Los Angeles shall be the main office of the Trustee in said City and such office or agency in the Borough of Manhattan, City of New York shall be the principal office of Bankers Trust Company unless and until the Corporation shall designate another office or agency by notice in writing delivered to the Trustee.

      SECTION 1.05. No transfer or exchange of any bonds of Series Q pursuant to any of the provisions of this Article I shall be made except upon and in accordance with all of the applicable terms, provisions and conditions of said bonds and of the Indenture.

                                   ARTICLE II

                       INTEREST, MATURITY DATE, REDEMPTION
                          AND CERTAIN OTHER PROVISIONS.

      SECTION 2.01. The bonds of Series Q shall bear interest at the rate, shall be expressed to mature as to principal, and shall be payable as to principal and interest at such place or places and in such money, all as provided in the form of such bonds set forth in Section 1.02 hereof and by the applicable provisions of the Indenture.

      SECTION 2.02. The bonds of Series Q shall be subject to redemption, either in whole or in part, at the applicable redemption prices specified in said form of bonds, upon notice, in the manner and otherwise upon the terms and conditions and with the effect, as provided herein and by the applicable provisions of the Indenture, which provisions of the Indenture are hereby modified and supplemented, but only with respect to the bonds of Series Q, as follows:

            (a) If at the time of publication or mailing of, or of otherwise giving, any notice of redemption of any of the bonds of Series Q the Corporation shall not have deposited with the Trustee and/or irrevocably directed the Trustee to apply, from moneys held by it available to be used for the redemption of bonds of Series Q, an amount in cash sufficient to redeem all of the bonds of Series Q called for such redemption, including accrued interest to the date fixed for redemption, such notice shall state that it is subject to the receipt by the Trustee on or before the date fixed for redemption of moneys applicable to and sufficient for such redemption and that such notice shall be of no effect unless such moneys are so received on or before such date.

            (b) The Trustee, upon request of the Corporation evidenced by a resolution of its Board of Directors, shall, for and in behalf of and in the name of the Corporation, call for redemption bonds of Series Q provided that, if cash sufficient for such redemption is not held by the Trustee at the time of such call, the notice shall state that it is subject to the receipt by the Trustee on or before the date fixed for redemption of moneys applicable to and sufficient for such redemption and that such notice shall be of no effect unless such moneys are so received on or before such date.

            (c) If bonds of Series Q shall be called for redemption pursuant to a notice containing the statement set forth in subparagraph (a) or subparagraph (b) of this Section 2.02, the principal amount and premium, if any, of such bonds shall not become due and payable by virtue of such call or notice unless on or before the date fixed for redemption the Corporation shall have irrevocably deposited with the Trustee for the purpose of redeeming all of the bonds of Series Q called for redemption, including funds for the payment of accrued interest to the date fixed for redemption, and/or irrevocably directed the Trustee to apply, from moneys held by it available to be used for the redemption of bonds of Series Q an amount in cash sufficient to redeem all of the bonds of Series Q called for redemption, including funds for the payment of accrued interest to the date fixed for redemption.

      Notwithstanding the foregoing, none of the bonds of Series Q may be redeemed prior to August 15, 1988 directly or indirectly from the proceeds of or in anticipation of any refunding operation involving the incurring of debt which has an interest cost to the Corporation of less than 12.333% per annum.

      SECTION 2.03. The bonds of Series Q shall be entitled to the benefits of the Renewal Fund as provided in the Indenture.

      SECTION 2.04. The bonds of Series Q shall, except as in this Supplemental Indenture otherwise expressly provided, be on the terms and provisions, and shall represent such rights and be entitled to such benefits, as applicable thereto by the terms of the Indenture.

                                   ARTICLE III

                                SUNDRY PROVISIONS

      SECTION 3.01. The recitals of fact contained herein shall be taken as the statements of the Corporation, and the Trustee assumes no responsibility for the correctness of the same. The Corporation hereby covenants and agrees that it will cause this Supplemental Indenture to be kept recorded and/or filed as may be required by law, in such manner and in such places as may be necessary fully to preserve and protect the security of the bondholders and all of the rights of the Trustee hereunder, and that it will with all reasonable dispatch deposit with the Trustee counterparts of this Supplemental Indenture bearing official notation or endorsements showing such recordation and/or filing, or in case such counterparts are not returned to the Corporation, furnish to the Trustee the best official evidence of such recordation and/or filing reasonably obtainable by the Corporation, or evidence of the taking of such other action, if any, but the Trustee, subject to the provisions of Section 14.02 and 14.03 of said Original Indenture, shall in no wise be liable for any failure or omission in this regard.

      SECTION 3.02. The date of this Supplemental Indenture and the date of the bonds of Series Q are intended as and for a date for the convenient identification of this Supplemental Indenture and of the bonds of said series, and are not intended to indicate that this Supplemental Indenture was executed and delivered or that said bonds were executed, delivered or issued on said date; it being hereby provided that this Supplemental Indenture may be executed and delivered, and that said bonds may be executed, delivered or issued, either on said date or before or after said date, and that this Supplemental Indenture is in fact executed and delivered by each party hereto on the date of its certificate of acknowledgment hereto attached.

     Section 3.03. This Supplemental Indenture shall be deemed to be part of the Original Indenture, and the Corporation agrees to conform to and comply with all and singular the terms, provisions, conditions and covenants set forth therein and herein. This Supplemental Indenture shall be construed in connection with and as a part of the Original Indenture, as heretofore amended and supplemented.

     Section 3.04. It is further agreed that the Trustee accepts the trust imposed upon it by this Supplemental Indenture, upon and subject to the same terms and conditions as are expressed in Article XIV of the Original Indenture.

     Section 3.05. In order to facilitate the recording of this Supplemental Indenture, the same may be executed in several counterparts, each of which so executed shall be deemed to be an original, and such counterparts shall collectively constitute one and the same instrument.

     In Witness Whereof, Southern California Gas Company has caused this Supplemental Indenture to be signed in its corporate name by its Chairman of the Board or President or one of its Vice Presidents or the Controller and its Secretary or one of its Assistant Secretaries, and its corporate seal to be hereunto duly affixed, and Wells Fargo Bank, National Association, in token of its acceptance of the trust hereby established, has caused this Supplemental Indenture to be signed in its corporate name by one of its Authorized Officers and its Secretary or one of its Assistant Secretaries, and its corporate seal to be hereunto duly affixed, all as of August 15, 1983.

                                                 Southern California Gas Company
Attest:

   VIRGINIA A. ROBINSON                      By JAMES P. BAILEY
               Secretary                         Vice-President and Controller

(Seal)
                                             Wells Fargo Bank,
Attest:                                       National Association


      KAREN SPIELMAN                         By  W. VAN ZILE
          Assistant Secretary                       Authorized Officer
(Seal)

State of California    }
                       }     ss.
County of Los Angeles  }

     On this 18th day of August, 1983, before me, M. Colleen Dalgleish, a Notary Public of the State of California, duly commissioned and sworn, personally appeared James P. Bailey, personally known to me (or proved to me on the basis of satisfactory evidence) to be the Vice-President and Controller, and Virginia
A. Robinson, personally known to me (or proved to me on the basis of satisfactory evidence) to be the Secretary, of Southern California Gas Company, one of the corporations named in and which executed the foregoing instrument, personally known to me (or proved to me on the basis of satisfactory evidence) to be the persons who executed the within instrument on behalf of said Corporation, and acknowledged to me that said Corporation executed the same, and acknowledged to me that said Corporation executed the within instrument pursuant to its by-laws or a resolution of its Board of Directors.

     In Witness Whereof, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.



                                                   M. COLLEEN DALGLEISH
                                           -------------------------------------


                                                Notary Public of the State of
                                                        California.


                                                                          (SEAL)

My Commission Expires April 15, 1986.

State of California         }
County of San               }          ss.
Francisco                   }


     On this 18th day of August, 1983, before me, Joyce M. Evans, a Notary Public of the State of California, duly commissioned and sworn, personally appeared W. Van Zile, personally known to me (or proved to me on the basis of satisfactory evidence) to be an Authorized Officer, and Karen Spielman, personally known to me (or proved to me on the basis of satisfactory evidence) to be an Assistant Secretary, of Wells Fargo Bank, National Association, a national banking association, one of the corporations named in and which executed the foregoing instrument, personally known to me (or proved to me on the basis of satisfactory evidence) to be the persons who executed the within instrument on behalf of said Corporation, and acknowledged to me that said Corporation executed the same, and acknowledged to me that said Corporation executed the within instrument pursuant to its by-laws or a resolution of its Board of Directors.

     In Witness Whereof, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.



                                                         JOYCE M. EVANS
                                             -----------------------------------


                                                 Notary Public of the State of
                                                           California.


                                                                          (SEAL)

My Commission Expires August 22, 1986.

                                  SCHEDULE A

     Incorporated in and made a part of the Supplemental Indenture dated as of August 15, 1983, by and between Southern California Gas Company and Wells Fargo Bank, National Association, Trustee.

     The descriptive names or captions do not constitute a part of the property descriptions, being used only for convenience of reference and identification.

     The term "Grantor" as used hereinafter refers to the grantor of each parcel of property hereinafter described to Southern California Gas Company.

                             COUNTY OF LOS ANGELES

     Those certain lots, pieces and parcels of land and other property, rights, and estates situate in the County of Los Angeles, State of California, described as follows:

                        Northern Division Headquarters
Parcel 1:

     That portion of Lot 46 of the Ranch La Canada, in the City of Los Angeles, as per map recorded in Book 4 Page 351 of Miscellaneous Records, in the office of the County Recorder of said County, described as follows:

          Beginning at a point in the Southwesterly line of Foothill Boulevard as described in deed to the State of California, recorded in Book 11441 Page 205 of Official Records, distant North 53(degrees) 52' 30" West thereon 553.17 feet from the Northwesterly line of Tujunga Canyon Place (formerly Honolulu Avenue) as described in deed to the County of Los Angeles, recorded in Book 6242 Page 316 of Deeds, records of said County; thence along said South-westerly line of Foothill Boulevard North 53(degrees) 52' 30" West 18.83 feet to the beginning of a curve in said Southwesterly line concave to the Southwest having a radius of 1,950.00 feet; thence Westerly along the arc of said curve 86.79 feet to the Northwesterly line of the land described in deed to Willie Fay Johnson, a widow, recorded on January 26, 1940 as Instrument No. 237 in Book 17225 Page 162 of Official Records; thence along said last mentioned Northwesterly line, parallel with the Northwesterly line of said Tujunga Canyon Place, South 43 (degrees) 07' 30" West 200.00 feet; thence Southeasterly 105.62 feet, more or less, to a point in a line parallel with said Northwesterly line of Tujunga Canyon Place and which passes through the point of beginning, said point being distant South 43 (degrees) 07' 30" West 200.00 feet along said parallel line from the point of beginning; thence North 43 (degrees) 07' 30" East 200.00 feet to the point of beginning.

Parcel 2:

     The Northwest 80 feet of that portion of Lot 46 of the subdivision of Rancho La Canada, in the City of Los Angeles as per map recorded in Book 4 Page 361 of Miscellaneous Records, in the office of the County Recorder of said County, described as follows:

          Beginning at a point in the Southwesterly line of Foothill Boulevard, as described in deed to State of California, recorded March 8, 1932 in Book 11441 Page 205 of Official Records, distant North 53 (degrees) 52' 30" West thereon 356.34 feet from the Northwesterly line of Tujunga Canyon Place (formerly Honolulu Avenue) as described in the deed to the County of Los Angeles, recorded April 27, 1916 in Book 6242 Page 316 of Deeds, records of said county; thence South 43 (degrees) 07' 30" West parallel with said Northwesterly line of Tujunga Canyon Place, 232.10 feet; thence North 48 (degrees) 30' 30" West, 195.44 feet to a point in the Southeasterly line of the parcel of land conveyed to John D. Pullio and wife, by deed recorded March 2, 1934 in Book 12662 Page 102 of Official Records of said County; thence North 43 (degrees) 07' 30" East along said Southeasterly line of the land so conveyed, 213.68 feet to the Southwesterly line of Foothill Boulevard; thence South 53 (degrees) 52' 30" East along said Southwesterly line of Foothill Boulevard 196.83 feet to the point of beginning.

Parcel 3:

     That portion of Lot 46 of the Subdivision of the Rancho La Canada, in the City of Los Angeles, as per map recorded in Book 4 Page 351 of Miscellaneous Records, in the Office of the County Recorder of said County, described as follows:
          Beginning at a point in the Southwesterly line of Foothill Boulevard as described in deed to State of California, recorded March 8, 1932 in Book 11441 Page 205 of Official Records,
     distant North 53(degrees) 52' 30" West thereon 356.34 feet from the Northwesterly line of Tujunga Canyon Place (formerly Honolulu Avenue) as described in the deed to the County of Los Angeles recorded April 27, 1916 in Book 6242 Page 316 of Deeds; thence South 43(degrees) 07' 30" West parallel with said Northwesterly line of Tujunga Canyon Place, 232.10 feet; thence North 48(degrees) 30' 30" West, 195.44 feet to a point in the Southeasterly line of the parcel of land conveyed to John D. Pullio and wife, by deed recorded March 2, 1934 in Book 12662 Page 102, Official Records; thence North 43(degrees) 07' 30" East along said Southeasterly line of the land so conveyed 213.68 feet to the Southwesterly line of Foothill Boulevard; thence South 53(degrees) 52' 30" East along said Southwesterly line of Foothill Boulevard, 196.83 feet to the point of beginning. Except therefrom the Northwesterly 80 feet.

Parcel 4:

     The Northwesterly 130.00 feet of that certain parcel of land in the City of Los Angeles, described as follows:

          Commencing at a point in the Northwesterly line of Tujunga Canyon Place (formerly Honolulu Avenue) a described in deed to County of Los Angeles, recorded in Book 6242 Page 316 of Deeds, Records of said County, distant South 43(degrees) 07' 30" West, 315.82 feet, measured along said Northwesterly line and the Northeasterly prolongation thereof from the center line of Foothill Boulevard (formerly Michigan Avenue) as shown on map of Tract No. 4774, recorded in Book 113 Pages 64 and 65 of Maps, in the office of the County Recorder of said County; thence North 48(degrees) 30' 30" West along the Northeasterly line of the land described in deeds to Perley M. Finch and wife, and Cressey E. Finch recorded in Book 12495 Page 297 and in Book 14295 Page 317, respectively, of Official Records, 353.82 feet to the Southerly corner of land described in deed to Leon Bashein, recorded in Book 12865 Page 292, Official Records of said County, and the true point of beginning; thence North 43(degrees) 07' 30" East along the Southeasterly line thereof, 232.10 feet to the Southwesterly line of Foothill Boulevard, as described in deed recorded in Book 11441 Page 205, Official Records of said County; thence South 53(degrees) 42' 30" East along said Southwesterly line, 261.64 feet to the Northwesterly line of the 40 foot strip of land described in Parcel 64 of Action filed in Case No. 401203 of the Superior Court in and for said County; thence South 38(degrees) 49' 20(degrees) West along said Northwesterly line, 56.43 feet to the beginning of a tangent curve therein, concave to the Southwest having a radius of 1020 feet; thence Southwesterly along said curve, 202.60 feet to the hereinabove mentioned line, having a bearing of North 48(degrees) 30' 30" West; thence along said last mentioned line, 299.12 feet to the true point of beginning.

Parcel 5:

     Those portions of Lot 46 of the Subdivision of the Rancho La Canada, as per map recorded in Book 4 Page 351 of Miscellaneous Records, in the office of the County Recorder of said County and the Rancho Tujunga, all in the City of Los Angeles, described as a whole as follows:

          Beginning at a point on that certain curve in the Southwesterly line of Foothill Boulevard, as described in the deed recorded in Book 11441 Page 205 of Official Records of said County, concave Southwesterly and having a radius of 1950 feet; said point being distant Northwesterly along said curve 122.42 feet from the most Northerly corner of the land described in the deed to John D. Pullio and wife, recorded in Book 12662 Page 102 of Official Records, of said County; thence along a radial line of said curve, South 29(degrees) 38' 39" West 96.00 feet; thence South 88(degrees) 12' 07" West 101.60 feet; thence North 58(degrees) 25' 00(degrees) West 56.03 feet to the Easterly line of Tujunga Canyon Boulevard, as described in the deed to the City of Los Angeles recorded in Book 11583 Page 393 of Official Records of said County; thence along said Easterly line, North 20(degrees) 24' 10(degrees) East 110.00 feet to the beginning of a tangent curve therein, concave Southerly and having a radius of 30 feet; thence Easterly along said curve 50.09 feet to said Southeasterly line of Foothill Boulevard; thence Southeasterly along said South-westerly line to the point of beginning.

Parcel 6:

     That portion of Lot 46 of the Subdivision of Rancho La Canada, in the County of Los Angeles, State of California, as per map recorded in Book 4 Page 351 of Miscellaneous Records, in the office of the County Recorder of said County, and the Ranch Tujunga, all in the City of Los Angeles, County of Los Angeles, State of California, described as follows:

          Commencing at the intersection of the Southwesterly line of Foothill Boulevard as described in deed recorded in Book 11441 Page 205, of Official Records, of said County, with the Northwesterly line of Tujunga Canyon Place (formerly Honolulu Avenue), as described in deed to the County of Los Angeles, recorded in Book 6242 Page 316 of Deeds, Records of said County; thence North 53(degrees) 52' 30" West along said Southwesterly line 572.00 feet to the beginning of a curve concave to the Southwest having a radius of 1950.00 feet; thence along said curve 86.79 feet to the most Northerly corner of the land described to John D. Pullio and wife, recorded in Book 12662 Page 102 of Official Records of said County, said point also being the true point of beginning; thence continuing along said curve to the beginning of a compound curve concave to the Southeast having a radius of
     30.00 feet; thence Southwesterly along said curve 50.09 feet to the Easterly line of Tujunga Canyon Boulevard, as described in a deed to the City of Los Angeles, recorded in Book 11583 Page 393 of Official Records of said County; thence Southerly along said Easterly line to the beginning of a tangent curve, concave to the East, having a radius of 298.10 feet; thence in a general Southeasterly direction following Tujunga Canyon Boulevard, to the Northwesterly line of said land of Pullio; thence North 43(degrees) 07' 30" West along said North-westerly line, 403.49 feet to the true point of beginning.

     EXCEPT THEREFROM: that portion of said land as described in that certain deed to the Harker Development Corp., recorded March 23, 1964, as Instrument No. 3264, in Book D 2404 Page 473, of Official Records, in said office.

     ALSO EXCEPT from said land that portion of said land as described in that certain deed to the City of Los Angeles, recorded April 2, 1964 as Instrument No. 5597, in Book D 2419, Page 280, of Official Records, in said office.

Parcel 7:

     That portion of Lot 46 of Subdivision of Rancho La Canada, as per map recorded in Book 4, Page 351 of Miscellaneous Records, in the office of the County recorder of said County, described as follows:


          Commencing at a point in the Northwesterly line of Tujunga Canyon Place (formerly Honolulu Avenue) as described in deed to the County of Los Angeles recorded in Book 6242, Page 316 of Deeds, distant South 43(degrees) 07' 30" West 315.82 feet, measured along said Northwesterly line and the Northeasterly prolongation thereof, from the center line of Foothill Boulevard (formerly Michigan Avenue) as shown on Map of Tract No. 4774, recorded in Book 113 Page 64 of Maps, in the office of the County Recorder of said County; thence North 48(degrees) 30' 30" West along the North-easterly line of the land described in deeds to Berley M. Finch and wife, and Cressey E. Finch, recorded in Book 12495 Page 297 and in Book 14295, Page 315 of Official Records, 353.82 feet to the Southerly corner of the land described in the deed to Leon Bashein, recorded in Book 12856 Page 292 of Official Records, and the true point of beginning; thence North 43(degrees) 07' 30" East along the Southeasterly line thereof, 232.10 feet to the Southwesterly line of Foothill Boulevard, as described in deed recorded in Book 11441, Page 205, Official Records; thence South 53(degrees) 52' 30" East along said Southwesterly line, 261.64 feet to the Northwesterly line of the 40 foot strip of land described in Parcel 64 of Action filed in Case No. 401203 of the Superior Court in and for said County; thence South 38(degrees) 49' 20" West along said Northwesterly line, 56.43 feet to the beginning of a tangent curve therein, concave to the Southeast, having a radius of 1020 feet; thence Southwesterly along said curve, 202.60 feet to the hereinbefore mentioned line having a bearing of North 48(degrees) 30' 30" West; thence, along said last mentioned line,
     299.12 feet to the true point of beginning.

          EXCEPTING therefrom the West 200 feet.

Access Strip to Santa Fe Springs Measuring & Regulating Station.

     That portion of Parcel 4, Parcel Map No.14008 in the City of Santa Fe Springs, County of Los Angeles, State of California as shown on a map filed in Book 141, Pages 77 through 80 inclusive of Parcel